UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 4, 2021

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

12851 Foster Street
Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A common stock, $.01 par value	QTS	New York Stock Exchange

Preferred Stock, 7.125% Series A Cumulative Redeemable Perpetual, $0.01 par value	QTS PR A	New York Stock Exchange

Preferred Stock, 6.50% Series B Cumulative Convertible Perpetual, $0.01 par value	QTS PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2021, QTS Realty Trust, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved an amendment and restatement of the QTS Realty Trust Inc. 2013 Equity Incentive Plan (the “Amended and Restated 2013 Plan”) to, among other things, (A) increase the total number of shares of Class A common stock reserved for issuance under the plan by 2,000,000 shares, (B) provide for a minimum one-year vesting period for all awards under the Amended and Restated 2013 Plan, subject to an exception for awards with respect to 5% of shares authorized for issuance under Amended and Restated 2013 Plan, (C) extend the term of the plan to May 4, 2031, and (D) remove language that was designed to enable awards to qualify for the exception to the Section 162(m) deduction limit for performance-based compensation, which was repealed by the Tax Cuts and Jobs Act. The Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board, previously approved the Amended and Restated 2013 Plan, subject to such stockholder approval.

A copy of the Amended and Restated 2013 Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, (i) ten directors were elected, (ii) the compensation paid to the Company’s named executive officers was approved in an advisory vote, (iii) the Amended and Restated 2013 Plan was approved, and (iv) the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 18, 2021. The final voting results for each proposal are set forth below.

Election of Directors

At the Annual Meeting, stockholders elected ten directors of the Company to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chad L. Williams	59,169,088	5,601,886	1,581,451
John W. Barter	64,544,183	226,791	1,581,451
Joan A. Dempsey	64,507,080	263,894	1,581,451
Catherine R. Kinney	61,964,465	2,806,509	1,581,451
Peter A. Marino	61,922,493	2,848,481	1,581,451
Scott D. Miller	64,346,522	424,452	1,581,451
Mazen Rawashdeh	64,347,378	423,596	1,581,451
Wayne M. Rehberger	64,547,941	223,033	1,581,451
Philip P. Trahanas	64,335,984	434,990	1,581,451
Stephen E. Westhead	64,347,411	423,563	1,581,451

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s stockholders voted on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,933,276	7,806,759	30,939	1,581,451

Amended and Restated 2013 Plan

At the Annual Meeting, the Company’s stockholders approved the Amended and Restated 2013 Plan. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,822,784	14,920,723	27,467	1,581,451

Ratification of Ernst & Young as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s stockholders ratified the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
65,856,229	469,619	26,577

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	QTS Realty Trust, Inc. Amended and Restated 2013 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By:	/s/ Matt N. Thomson
Matt N. Thomson
Secretary, Vice President and General Counsel

May 6, 2021